EXHIBIT 11

                        EARNINGS PER SHARE CALCULATIONS

Basic net income (loss) per share is based on the weighted average number of common shares outstanding during each year. Diluted net income (loss) per common share includes the dilutive effect of potential common shares outstanding. The Company calculates the dilutive effect of outstanding stock options and warrants using the treasury stock method. A reconciliation of earnings per share for the three and nine months ended February 29, 2004 and February 28, 2003 is as follows:

                                        THREE MONTHS ENDED        THREE MONTHS ENDED
                                        FEBRUARY 29, 2004         FEBRUARY 28, 2003
                                        BASIC       DILUTED       BASIC       DILUTED
                                      ---------    ---------    ---------    ---------
Net loss                              $ (31,665)   $ (31,665)   $ (50,960)   $ (50,960)
                                      ---------    ---------    ---------    ---------

Average shares outstanding              763,565      763,565      813,565      813,565

  Effect of dilutive securities:
              Options and Warrants*           0            0            0            0
                                      ---------    ---------    ---------    ---------

Equivalent shares                       763,565      763,565      813,565      813,565
                                      ---------    ---------    ---------    ---------

Loss per share                        $   (0.04)   $   (0.04)   $   (0.06)   $   (0.06)
                                      =========    =========    =========    =========

* All potential common shares are antidillutive for the three month periods ended February 29, 2004 and February 28, 2003.

                                         NINE MONTHS ENDED         NINE MONTHS ENDED
                                         FEBRUARY 29, 2004         FEBRUARY 28, 2003
                                        BASIC       DILUTED       BASIC       DILUTED
                                      ---------    ---------    ---------    ---------
Net loss                              $(143,153)   $(143,153)   $ (42,117)   $ (42,117)
                                      ---------    ---------    ---------    ---------

Average shares outstanding              763,565      763,565      813,565      813,565

  Effect of dilutive securities:
              Options and Warrants*           0            0            0            0
                                      ---------    ---------    ---------    ---------

Equivalent shares                       763,565      763,565      813,565      813,565
                                      ---------    ---------    ---------    ---------

Loss per share                        $   (0.19)   $   (0.19)   $   (0.05)   $   (0.05)
                                      =========    =========    =========    =========



* All potential common shares are antidillutive for the nine month periods ended February 29, 2004 and February 28, 2003.